Exhibit 23.2

DeGolyer and MacNaughton
5001 Spring Valley Road
Suite 800 East
Dallas, Texas 75244
March 22, 2016
Erin Energy Corporation
1330 Post Oak Boulevard
Suite 2550
Houston, Texas 77056
Ladies and Gentlemen:

We hereby consent to the incorporation by reference into the United States Securities and Exchange Commission Registration Statements on Form S-3 (File numbers 333-163869, 333-167013, 333-201177, and 333-205911) and Form S-8 (File numbers 333-152061, 333-160737, 333-175294, and 333-194503) of Erin Energy Corporation (Erin), both to be filed on or about March 22, 2016, of (a) the references to DeGolyer and MacNaughton contained in “Part I, Item 2,” “List of Exhibits” and in the section “Supplemental Data on Oil and Gas Exploration and Producing Activities (Unaudited)” and (b) our third-party letter report dated March 4, 2016, containing our opinion on the proved reserves as of December 31, 2015, attributable to the interest owned by Erin in the Oyo field offshore Nigeria, which report is included as “Exhibit 99.1” (both (a) and (b)) in Erin's Form 10-K to be filed on or about March 22, 2016.
Very truly yours,
/s/ DeGolyer and MacNaughton
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716